2014 Director Election Report

November 26, 2014

Dear Stockholder:

The Federal Home Loan Bank of New York (“FHLBNY”) is pleased to announce that Mr. Kevin Cummings, Ms. Anne Evans Estabrook, Mr. Christopher Martin, Mr. Richard S. Mroz and Mr. David J. Nasca have been elected to serve on the Board of Directors (“Board”) of the FHLBNY commencing on January 1, 2015. Details follow below.

1.	Mr. Cummings, President and CEO, Investors Bank, Short Hills, NJ, was elected by the FHLBNY’s New Jersey members on November 24, 2014 to serve on the FHLBNY’s Board as a Member Director representing New Jersey for a four year term of office commencing on January 1, 2015. Mr. Cummings currently serves on the FHLBNY’s Board; his term expires on December 31, 2014.

In addition, Mr. Martin, Chairman, President and CEO, The Provident Bank, Iselin, NJ, was also elected by the FHLBNY’s New Jersey members on November 24, 2014 to serve on the FHLBNY’s Board as a Member Director representing New Jersey for a four year term of office commencing on January 1, 2015.

A total of 119 FHLBNY members in New Jersey were eligible to vote in this election. Of this number, 85 members voted, representing 71.43% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open New Jersey Member Directorships was 3,162,046. Mr. Cummings received 2,602,366 votes and Mr. Martin received 2,577,599 votes.

In addition to Messrs. Cummings and Martin, Mr. Issa Stephan, President and CEO, First Financial Federal Credit Union, Wall, NJ, was on the ballot; he received 59,705 votes.

2.	Mr. Nasca, President and CEO, Evans Bank, N.A., Hamburg, NY was elected by the FHLBNY’s New York members on November 24, 2014 to serve on the FHLBNY’s Board as a Member Director representing New York for a four year term of office commencing on January 1, 2015.

A total of 206 FHLBNY members in New York were eligible to vote in this election. Of this number, 100 members voted, representing 48.54% of total eligible voting participants. The total number of eligible votes that could be cast for the open New York Member Directorship was 7,563,204. Mr. Nasca received 1,393,371 votes.

In addition to Mr. Nasca, these candidates were on the ballot: Mr. Kevin M. O’Connor, President and CEO of The Bridgehampton National Bank, Bridgehampton, NY, who received 1,355,925 votes; and Mr. Anthony Milone, Chairman, President and CEO, Cross County Savings Bank, Middle Village, NY, who received 1,129,941 votes.

3.	Both candidates participating in the FHLBNY’s 2014 election of Independent Directors to the Board — Ms. Estabrook, Owner and CEO of Elberon Development Co., Cranford, NJ; and Mr. Mroz, President of the New Jersey Board of Public Utilities, Trenton, NJ — were elected by eligible members throughout the FHLBNY’s membership district on November 24, 2014 to serve on the FHLBNY’s Board for four year terms of office that commence on January 1, 2015. Both Ms. Estabrook and Mr. Mroz currently serve on the FHLBNY’s Board; their terms expire on December 31, 2014. Ms. Estabrook will serve as a Public Interest Independent Director, part of a subset of Independent Directors.

A total of 333 FHLBNY members were eligible to vote in this election. Of this number, 188 members voted, representing 56.46% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 11,787,103. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

•	Ms. Estabrook received 6,201,919 votes, representing 52.62% of the total number of eligible votes.

•	Mr. Mroz received 6,033,026 votes, representing 51.18% of the total number of eligible votes.

Biographical information provided by each of the five Directors elected in 2014 to serve on the Board commencing on January 1, 2015 is attached for your information.

Thank you for participating in this year’s director election process. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/
José R. González
President and Chief Executive Officer

BIOGRAPHICAL INFORMATION REGARDING
FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS
WITH TERMS COMMENCING JANUARY 1, 2015

Kevin Cummings was appointed President and Chief Executive Officer of FHLBNY member Investors Bank and holding company Investors Bancorp effective January 1, 2008 and was also appointed to serve on the Board of Directors of Investors Bank at that time. He previously served as Executive Vice President and Chief Operating Officer of Investors Bank since July 2003. Prior to joining Investors Bank, Mr. Cummings had a 26-year career with the independent accounting firm of KPMG LLP, where he had been partner for 14 years. Immediately prior to joining Investors Bank, he was an audit partner in KPMG’s Financial Services practice in their New York City office and lead partner on a major commercial banking client. Mr. Cummings also worked in the New Jersey community bank practice for over 20 years. Mr. Cummings has a Bachelor’s degree in Economics from Middlebury College and a Master’s degree in Business Administration from Rutgers University. Mr. Cummings has served as a Commissioner on the Summit Board of Recreation. He is a Trustee of The Scholarship Fund for Inner-City Children, a Trustee of the Liberty Science Center, a Trustee for the Visiting Nurse Association Health Group, and the former Chairman of the Board and member of the Executive Committee of the New Jersey Bankers Association. He is also a board member of both the Independent College Fund of New Jersey and the All Stars Project of New Jersey. Most recently, he agreed to serve as a member of the Development Leadership Council of Morris Habitat for Humanity. Mr. Cummings is a certified public accountant.

Anne Evans Estabrook has been chief executive of Elberon Development Group in Cranford, New Jersey since 1984. It, together with its affiliated companies, owns and manages approximately two million square feet of rental property. Most of the property is industrial with the remainder serving commercial and retail tenants. Elberon Development Group also engages in redevelopment projects. She previously served as a director on the board of New Brunswick Savings Bank, Constellation Bancorp and Summit Bank, all in New Jersey. Since 2005, Ms. Estabrook has also served as a Director of New Jersey American Water Company, Inc. Ms. Estabrook is a past chairman of the New Jersey Chamber of Commerce, served on its executive committee, and chaired its nominating committee. She is the only woman to serve in that capacity in the Chamber’s 100 years of existence. She also served as a member of the Lay Board of Trustees of the Delbarton School in Morristown for 15 years including five years as chair. Until December 2012, Ms. Estabrook was a member and Secretary of the Board of Trustees of Catholic Charities, served on its Executive Committee and its Audit Committee, and chaired its Finance Committee and Building and Facilities Committees. She is presently on the Board of Overseers of the Weill Cornell Medical School, is a Trustee of Barnabas Healthcare Corp. and is also on the Board of Trustees at Monmouth Medical Center, where she serves on its Executive Committee and Chairs its Children’s Hospital Committee. Ms. Estabrook serves on the Board of Trustees of the New Jersey Performing Arts Center (NJPAC). In September 2011, she became a member of the board of managers of the Theatre Square Development Company LLC in Newark, N.J., a proposed housing and retail project which will include retail space and affordable housing units. She was recently named as a Director of Y Homes, Inc., an affiliate of the Gateway Family YMCA. Ms. Estabrook will serve as a Public Interest Independent Director, representing community interests in housing.

Christopher Martin is chairman, president and chief executive officer of Provident Financial Services, Inc. and FHLBNY customer The Provident Bank, New Jersey’s oldest state-chartered bank. He has been in the banking industry for over 34 years. Mr. Martin previously served as president and chief executive officer of First Sentinel Bancorp, Inc., which was acquired by Provident Financial Services, Inc. in July 2004. Beginning with First Sentinel in 1984 as comptroller, Mr. Martin advanced and was appointed president of First Sentinel Bancorp and its subsidiary, First Savings Bank, in 2003. Prior to his banking career, Mr. Martin worked for Johnson & Johnson in inventory control, and as a financial analyst. Mr. Martin serves on the board of directors of the Commerce and Industry Association of New Jersey and on the board of directors of the New Jersey Bankers Association. He also dedicates much of his spare time helping to improve the community. Mr. Martin is a vice president of The 200 Club of Middlesex County, which provides financial assistance and scholarships to families of law enforcement, fire and public safety officials including those that are killed or disabled in the line of duty. He serves on the board of trustees of Elon University, and is a past president of the alumni board. He is a member of the Raritan Bay Medical Center Retirement Trust & Investment Committee. He was on the board of trustees for Big Brothers Big Sisters of Monmouth/Middlesex County. Mr. Martin volunteers at local food pantries and Habitat for Humanity build sites. He also spends time teaching financial literacy to high school students at inner city schools. Mr. Martin is also president of The Provident Bank Foundation, which, since its founding in 2003, has provided more than $16 million in grants for programs focusing on education, health and wellness, recreation, the arts and social and civic services. In addition, Mr. Martin has been honored for his philanthropic endeavors by the National MS Society, the American Jewish Committee, The Scholarship Fund for Inner-City Children, Habitat for Humanity, Boys and Girls Club of America, Project Live and Felician College. Mr. Martin received a bachelor’s degree in accounting and business from Elon University and holds a MBA from Monmouth University.

Richard S. Mroz, of Haddonfield, New Jersey, was nominated by New Jersey Governor Chris Christie on September 18, 2014 and confirmed by the New Jersey State Senate on September 22, 2014 to serve on New Jersey’s Board of Public Utilities (“BPU”) as that Board’s President. His service commenced on October 6, 2014. The BPU is the state agency that oversees utilities that provide natural gas, electricity, water, telecommunications and cable television services. In this position, Mr. Mroz will serve as a member of Governor Christie’s cabinet. Before his appointment, he was a government and public affairs consultant and lawyer. Most recently, he was, from October 1, 2013 through October 3, 2014, Managing Director of Archer Public Affairs LLC, a governmental and external relations firm which is an affiliate of the law firm of Archer & Greiner. Prior to this, he was, since January 1, 2010, the sole proprietor of a government and public affairs consulting business. Previously, from January 1, 2007 until December 2009, he served as President of Salmon Ventures, Ltd, a non-legal government, regulatory and public affairs consulting firm. Mr. Mroz represented clients in New Jersey and nationally in connection with legislative, regulatory and business development affairs. Mr. Mroz, as a governmental affairs agent, was an advocate for clients in the utility, real estate, insurance and banking industries for federal, state, and local regulatory, administrative, and legislative matters. In his law practice, he concentrated on real estate, corporate and regulatory issues. In this regard, Mr. Mroz was, from March 1, 2011 to October 3, 2014, Of Counsel to the law firm of Archer & Greiner. From April 1, 2007 through the end of February 2011, he was Of Counsel to the law firm of Gruccio, Pepper, DeSanto & Ruth. Mr. Mroz has a distinguished record of community and public service. He is the former Chief Counsel to New Jersey Governor Christine Todd Whitman, serving in that position in 1999 and 2000. Prior to that, he served in various capacities in the Whitman Administration, including Special Counsel, Director of the Authorities, and member of the Governor’s Transition Team. He served as County Counsel for Camden County, New Jersey, from 1991 to 1994. In 2012, Mr. Mroz was appointed by New Jersey Governor Christie to serve as commissioner on the Delaware River & Bay Authority, the bi-state agency which owns and operates the Delaware Memorial Bridge, Cape May-Lewes Ferry and several airports in the New Jersey — Delaware region. Mr. Mroz also has been active in community affairs, serving in the past on the board of directors for the New Jersey Alliance for Action and as a board member and past chairman of the Volunteers for America, Delaware Valley. Mr. Mroz also served as former counsel to the New Jersey Conference of Mayors, the Delaware River Bay Authority and the Atlantic City Hotel and Lodging Association.

David J. Nasca is President and Chief Executive Officer of Evans Bancorp, Inc. and FHLBNY member Evans Bank, N.A., a nationally chartered bank and wholly-owned subsidiary of Evans Bancorp. He joined the management team as President in December 2006, and CEO in April 2007, bringing over 30 years of experience in the Western New York banking and financial services industry. Prior to joining Evans, Mr. Nasca spent 11 years at First Niagara Financial Group serving as Executive Vice President of Strategic Initiatives, where he was integrally involved in the development of strategic plans for the organization, implementation of First Niagara’s merger and acquisition efforts and management of its enterprise-wide risk management program. While at First Niagara, Mr. Nasca also served as President and CEO of its subsidiary, Cayuga Bank, shortly after it was acquired by First Niagara, as well as Regional President in Central New York. Previous to that role, he served as First Niagara’s Senior Vice President and Treasurer. Mr. Nasca has interacted with the Federal Home Loan Bank of New York for over 30 years in his various roles pertaining to treasury management. He earned his MBA in Finance from the State University of New York at Buffalo and a BS in Management/Marketing from Canisius College. Mr. Nasca has been a member of the Board of Directors of the New York Business Development Corporation since 2012. He is also a member of the Board of Directors of the Independent Bankers Association of New York State and served as President (2012 – 2013), is a member of the New York Bankers Association, and served as the Chair (2011 – 2012) and Vice-Chair (2010 – 2011) of the New York Bankers Association Service Corporation. Mr. Nasca has extensive community involvement as a board member of the Buffalo Niagara Partnership; Lifetime Healthcare Companies Board of Directors; Univera Healthcare Advisory Board; Catholic Charities Board of Trustees, and served as Chair of Catholic Charities’ Annual Diocesan Appeal in 2011 and 2010 Corporate Campaign Chair. He is also active at Canisius College on the Richard J. Wehle School of Business Advisory Board, and as a member of the Board of Directors of Brothers of Mercy.